UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2019

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01.	Other Events.

On January 29, 2019, Health Insurance Innovations, Inc. (the “Company”) was notified that at least 25 participating jurisdictions have executed the Company’s previously disclosed Regulatory Settlement Agreement (the “RSA”) as of January 28, 2019, and therefore the RSA became finally effective as of January 28, 2019.

The RSA, which was described in the Company’s Form 8-K filed on December 13, 2018, was entered into by the Company, together with its subsidiary Health Plan Intermediaries Holdings, LLC, with the lead state regulators in the Company’s previously disclosed multistate market conduct examination (the “MCE”). As disclosed in such prior Form 8-K, the provisions of the RSA were subject to the execution of the RSA by a total of at least 25 of the participating jurisdictions in the MCE, and on the date on which a total of 25 participating jurisdictions have executed the RSA, the RSA would become finally effective. As stated in the RSA, any participating jurisdictions that have not adopted the RSA as of January 28, 2019 will continue to have until March 12, 2019 to adopt the RSA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

	By:	/s/ Michael D. Hershberger
	Name:	Michael D. Hershberger
	Title:	Chief Financial Officer

Date: February 4, 2019